EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

LaserCard Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of LaserCard Corporation (formerly Drexler Technology Corporation) and subsidiaries to be filed on or about March 15, 2006 of our reports dated June 3, 2005, relating to the consolidated financial statements of LaserCard Corporation and subsidiaries, LaserCard Corporation and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LaserCard Corporation, included in the Annual Report on Form 10-K for the year ended March 31, 2005 filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated June 3, 2005, relating to the financial statement schedule for Fiscal 2005, which appears in such Annual Report on Form 10-K.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California
March 15, 2006